Exhibit 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.PROVIDES
2005 GUIDANCE AND 2004 UPDATE

        • CCE targets balanced volume and pricing growth in 2005 with operating income up 4 percent to 5 percent.

        • 2005 earnings per diluted common share are expected in low to mid-$1.30s range.

        •Cash flow from operations less capital spending is expected to total approximately $700 million in 2005.

ATLANTA, December 16, 2004 -- Coca-Cola Enterprises (“CCE”) today will host a conference call with analysts and investors to provide its outlook for 2005. Chairman of the Board Lowry F. Kline, President and Chief Executive Officer John R. Alm, and other members of CCE’s senior management team will conduct the call today at 10 a.m. ET. The call will be webcast via our Web site, www.cokecce.com, and a replay will be available through the site’s Investor Relations section.

“2004 has been a difficult year as we have worked to overcome the substantial impact of health and wellness trends on regular soft drinks, a slowing retail environment and cool, rainy weather in many of our territories,” said Lowry F. Kline. “While we did not generate expected levels of performance this year, we took steps to preserve our strong free cash flow, strengthen our revenue management capabilities and solidify an improved planning process with The Coca-Cola Company to bolster the opportunity for future success.”

Management expects reported 2004 earnings per diluted share in a range of $1.21 to $1.23, with comparable EPS in a range of $1.26 to $1.28. 2004 comparable earnings per diluted share exclude the 5 cent impact of transitioning to new concentrate pricing in North America.

We expect full-year 2004 case sales to decline approximately 1 percent in North America and 4 percent to 5 percent in Europe. All case sales comparisons are presented on a comparable basis for shipping days and acquisitions.

2005 Outlook

“In 2005, we expect to achieve an improved balance of volume and pricing growth in both North America and Europe as we benefit from our system’s renewed efforts on innovation and marketing,” said John R. Alm, president and chief executive officer. “We will achieve this improvement through brand, package, channel, and operational initiatives that support our four primary strategic objectives.”

In today’s conference call, Mr. Alm and other members of senior management will provide commentary on our four strategic objectives.

• Strengthen our brand portfolio -- Our system will provide a full calendar of product and package innovation in 2005. In the first quarter, we will introduce a new energy drink, Full Throttle, as well as Dasani flavored waters and additional innovation within our regular soft drink portfolio. Details on this innovation will be announced after the first of the year. Our plans for the summer and second half of the year call for additional soft drink innovation, particularly diet and light products, that will enable us to capture the significant opportunity in this fast-growing category.

• Optimize revenue growth -- Through our strengthened revenue management capabilities, we targeted our 2005 pricing by region to reflect local consumer, competitive, customer, and economic conditions. Our strong presence in the immediate consumption channels provides us the opportunity to manage the pricing of our brand and package portfolio to minimize volume pressure in the future consumption channels.

• Excel at customer management -- In 2005, we will continue to expand our business in emerging channels and with nontraditional customers. We will also further enhance our category management capabilities as we work to reinforce the strategic role that soft drinks play in the overall profitability of our customers.

• Increase effectiveness and efficiency -- We have projects underway to drive improved efficiency across our business. Because the majority of our operating expenses relate to labor, we are testing a number of initiatives in 2005 to improve labor productivity and efficiency as we work to minimize our operating expense growth.

“We recognize there are challenges ahead in 2005 as we continue to deal with health and wellness trends, a soft retail environment and higher commodity costs,” Mr. Alm said. “Yet we are confident our improved innovation pipeline, effective pricing plans, strong customer relationships and a dedication to continuous improvement in our operations will enable us to achieve our 2005 goals.”

2005 earnings per diluted common share is expected in the low to mid-$1.30s range. Management expects another year of strong free cash flow with cash flow from operations less capital spending of approximately $700 million. The majority of our available cash will be used for debt repayment in 2005. We also expect our improved financial performance and capital management initiatives to yield improvement in our return on invested capital of 30 to 40 basis points.

While we expect solid improvement in our full-year 2005 financial results, quarterly comparisons to prior year will be impacted by shipping days comparisons sales volatility experienced during 2004, and the timing of our 2005 product innovation calendar. Accordingly, we expect to achieve the following quarterly operating income growth in 2005:

• First quarter -- Mid-teens decline

• Second and third quarters -- Mid to high-single digit growth

• Fourth quarter -- Mid-teens growth

We will provide more specific guidance on our quarterly operating income and earnings per share expectations when we report full-year 2004 earnings in mid-February.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on pages 82 and 83 of our 2003 Annual Report and on pages 38 and 39 of the Company’s Third-Quarter 2004 Form 10-Q.

                      Coca-Cola Enterprises Inc.
                  Reconciliation of Non-GAAP Measures

----------------------------------------------------------------------
Projected 2004 Earnings per Diluted Common Share    $1.21 to $1.23

   Impact of Concentrate Price Transition               0.05
                                                    --------------

Projected 2004 Earnings per Diluted Common Share,
 Excluding Nonrecurring Items (a)                   $1.26 to $1.28
                                                    ==============

(a) Comparable financial information is provided to allow investors to more clearly evaluate our operating performance and business trends.

----------------------------------------------------------------------

                           ($ in thousands)

Projected 2005 Cash Flow from Operations (approximate)     $1,750

Projected 2005 Capital Spending                             1,050
(midpoint of $1 billion to $1.1 billion guidance)          ------

Projected 2005 Cash Flow from Operations, Excluding
 Capital Spending (b)                                      $  700
                                                           ======

(b) Cash flow from operations, excluding capital spending is provided to allow investors to more clearly evaluate our liquidity and cash flow available for debt service, acquisitions, dividends, and share repurchases.

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                  Physical Case Bottle and Can Volume

                                                 North
                                        Total   America   Europe
                                        -----   -------   ------

Projected 2004 Case Sales Change          (2)%  (1)%  (3.5)% to (4.5)%

   Impact of Acquisitions                 (0)%  (0)%       (0.5)%
   Impact of One Additional Selling Day   (0)%  (0)%         (0)%

Projected 2004 Comparable Case Sales
 Change                                   (2)%  (1)%      (4)% to (5)%
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                      Coca-Cola Enterprises Inc.
                             2005 Guidance
             (All Financial Guidance is Currency Neutral)

                                                  Projection
----------------------------------------------------------------------
Volume Growth                                      1% to 2%
     North America                                Approx. 1%
     Europe                                       Approx. 4%
----------------------------------------------------------------------
Pricing Per Case Growth                           Approx. 4%
(including mix benefit)
      North America                               Approx. 4%
      Europe                                      Approx. 3%
----------------------------------------------------------------------
Cost of Goods Per Case Growth                      4% to 5%
(including mix impact)
----------------------------------------------------------------------
Operating Expense $ Growth                         4% to 5%
----------------------------------------------------------------------
Operating Income Growth                            4% to 5%
----------------------------------------------------------------------
Capital Expenditures                         $1.0 to $1.1 billion
----------------------------------------------------------------------
Interest Expense                             $625 to $635 million
----------------------------------------------------------------------
Effective Tax Rate                                   31%
----------------------------------------------------------------------
2005 Diluted EPS                              Low to Mid-$1.30s
----------------------------------------------------------------------
Diluted Common Shares                        Approx. 474 million
----------------------------------------------------------------------

Note: All cost of goods and operating income growth guidance exclude the 2004 impact of the concentrate price transition. Volume growth guidance is based on comparable selling days. 2005 will include two less selling days in the first quarter and full year.